Exhibit 99.2

Abeona Announces Closing of $103.5 Million Underwritten Public Offering and Full Exercise of Underwriters’ Option to Purchase Additional Shares

NEW YORK and CLEVELAND, Dec. 24, 2019 – Abeona Therapeutics Inc. (Nasdaq: ABEO), a fully-integrated leader in gene and cell therapy, today announced the closing of its underwritten public offering, with a gross offering size of approximately $103.5 million, which includes the full exercise of the underwriters’ option to purchase 5,400,000 additional shares of common stock, at a public offering price of $2.50 per share. In addition, as part of the offering, Abeona sold to Great Point Partners (“GPP”), an existing investor, pre-funded warrants to purchase up to an aggregate of 9,017,055 shares of common stock at a purchase price of $2.4999 per pre-funded warrant, which equals the public offering price per share of the common stock less the $0.0001 per share exercise price of each pre-funded warrant.

The Company has granted to affiliates of GPP the right to nominate two Board members to Abeona’s Board of Directors, including a new Executive Chairman, due to GPP’s considerable investment in the transaction. As a result, Steven H. Rouhandeh will step down as Executive Chairman and will retain a seat on the Board, while Mark J. Alvino and Richard Van Duyne will exit the Board. These changes will be effective upon the Board’s qualification and election of GPP’s nominees. Such replacement members will be independent of GPP.

“Today’s event strengthens our financial position, providing cash runway into 2021 and resources that will allow us to fund continued clinical development of pipeline products, including the initiation and enrollment of the EB-101 pivotal Phase 3 VIITALTM study, and achieve critical near-term milestones,” said João Siffert, M.D., Chief Executive Officer of Abeona. “On behalf of the Board and all Abeona employees, I am grateful to our outgoing members for their service and dedication to the company, and particularly to Steven, who has served as Chairman of our Board of Directors for a number of years. Finally, I would like to thank our shareholders and new investors for their ongoing support and confidence in our pipeline and the Abeona team.”

“We are excited to lead this recapitalization of Abeona,” said David Kroin, Managing Director of Great Point Partners. “The Company is one of the world leaders in gene therapy technology, developing products using retrovirus, adeno-associated viruses and next generation capsids with potentially improved tropism profiles for a variety of devastating diseases. This funding greatly enhances Abeona’s financial position, and we believe it can now reach its full potential, as other gene therapy companies in which Great Point Partners has invested have been able to do. We intend to recruit the highest caliber people to guide the Company at the Board level in order to unlock the potential of a fully functioning manufacturing facility in Cleveland, Ohio, a late stage pivotal program in Recessive Dystrophic Epidermolysis Bullosa that has BreakThrough and RMAT Designations from the FDA, a pipeline of exciting neurology programs, and a wonderful team of professionals.”

Concurrently, the Company announced that its review of strategic options announced on September 3, 2019 has been completed. The Board of Directors concluded that it is in the best interest of the Company and its shareholders to develop its pipeline products independently, and with the additional funding and planned leadership nominations announced today. While the Board determined that this pathway was the best course of action to advance the Company’s mission and maximize stakeholder value, it was not due to a lack of interested partners, and Abeona continues to entertain strategic alternatives consistent with standard industry practices.

Jefferies LLC and SVB Leerink LLC acted as joint book-running managers and underwriters for the offering.

The securities described above were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-224867) that was filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2018 and amended on June 1, 2018, and that was declared effective by the SEC on June 7, 2018. The offering was made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. The preliminary prospectus supplement and the accompanying prospectus that form a part of the registration statement has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, via telephone at (877) 821-7388, or email at: Prospectus_Department@Jefferies.com; or SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6132, or by e-mail at syndicate@svbleerink.com.

The securities described above have not been qualified under any state blue sky laws. This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Abeona being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Abeona Therapeutics
Abeona Therapeutics Inc. is a clinical-stage biopharmaceutical company developing gene and cell therapies for serious diseases. The Company’s clinical programs include EB-101, its autologous, gene-corrected cell therapy for recessive dystrophic epidermolysis bullosa, as well as ABO-102 and ABO-101, novel AAV9-based gene therapies for Sanfilippo syndrome types A and B (MPS IIIA and MPS IIIB), respectively. The Company’s portfolio of AAV9-based gene therapies also features ABO-202 and ABO-201 for CLN1 disease and CLN3 disease, respectively. Its preclinical assets include ABO-401, which uses a novel vector from Abeona’s AIM™ AAV capsid platform to address all mutations of cystic fibrosis. Abeona has received numerous regulatory designations from the FDA and EMA for its pipeline candidates, including Regenerative Medicine Advanced Therapy designation for two candidates (EB-101 and ABO-102).

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and that involve risks and uncertainties. These statements include statements about the Company’s future liquidity and capital resources; the initiation and enrollment of the EB-101 pivotal Phase 3 VIITALTM study; the Company’s clinical trials and its products and product candidates, future regulatory interactions with regulatory authorities, as well as the Company’s goals and objectives. We have attempted to identify forward looking statements by such terminology as “may,” “will,” “believe,” “estimate,” “expect,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances), which constitute and are intended to identify forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, numerous risks and uncertainties, including but not limited to continued interest in our rare disease portfolio, our ability to enroll patients in clinical trials, the outcome of any future meetings with the U.S. Food and Drug Administration or other regulatory agencies, the impact of competition, the ability to secure licenses for any technology that may be necessary to commercialize our products, the ability to achieve or obtain necessary regulatory approvals, the impact of changes in the financial markets and global economic conditions, risks associated with data analysis and reporting, and other risks as may be detailed from time to time in the Company’s Annual Reports on Form 10-K and quarterly reports on Form 10-Q and other periodic reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise the forward-looking statements or to update them to reflect events or circumstances occurring after the date of this presentation, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

Investor Contact:

Dan Ferry

LifeSci Advisors, LLC

+1 (617) 535-7746

daniel@lifesciadvisors.com

Media Contact:

Scott Santiamo
Director, Corporate Communications
Abeona Therapeutics
+1 (718) 344-5843
ssantiamo@abeonatherapeutics.com